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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                FEBRUARY 28, 2002


                               TEMPLE-INLAND INC.
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                    001-08634                 75-1903917
 (State or Other Jurisdiction         (Commission               (IRS Employer
       of Incorporation)             File Number)            Identification No.)


     1300 MOPAC EXPRESSWAY SOUTH
            AUSTIN, TEXAS                                         78746
(Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code: (512) 434-5800

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)









Page 1 of 68.                                       The Exhibit Index is page 7.


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

GENERAL

Temple-Inland Inc. has successfully completed its offer to purchase (the "Equity Offer") all outstanding shares of common stock (the "Shares") of Gaylord Container Corporation ("Gaylord") and its offer to purchase and solicitation of consents (the "Debt Offer") in respect of all outstanding 9-3/8% Senior Notes due 2007 (the "9-3/8% Senior Notes"), 9-3/4% Senior Notes due 2007 (the "9-3/4% Senior Notes") and 9-7/8% Senior Subordinated Notes due 2008 (the "9-7/8% Senior Subordinated Notes" and, together with the 9-3/8% Senior Notes and the 9-3/4% Senior Notes, the "Notes"), of Gaylord.

Based on preliminary information received from Computershare Trust Company of New York, the Depositary for the tender offers, a total of 48,323,652 Shares (including 813,537 Shares subject to guaranteed delivery), representing approximately 86.3 percent of the outstanding Shares of common stock of Gaylord, were validly tendered prior to the expiration of the Equity Offer and not withdrawn. At the offer price of $1.17 per Share, the total purchase price for the tendered Shares is approximately $56 million.

Based on preliminary information received from the Depositary with respect to the Debt Offer, Notes representing $198,668,000 aggregate principal amount of the 9-3/8% Senior Notes, $221,642,500 aggregate principal amount of the 9-3/4% Senior Notes and $209,095,000 aggregate principal amount of the 9-7/8% Senior Subordinated Notes, representing 99.3%, 98.5%, and 83.6% of the outstanding Notes of the respective series, were validly tendered prior to the expiration of the Debt Offer and not withdrawn. At the offer price of $900 per $1,000 for each of the 9-3/8% Senior Notes and the 9-3/4% Senior Notes and $400 per $1,000 on the 9-7/8% Senior Subordinated Notes, the total purchase price for the tendered Notes is approximately $462 million, plus accrued interest.

Temple-Inland will finance the transaction with funds borrowed under a 364-day $900,000,000 Credit Agreement, dated March 1, 2002, between Temple-Inland and Citibank, N.A. The Credit Agreement contains representations and warranties, conditions precedent, covenants, events of default, and other provisions customarily found in similar agreements. The facility is secured by a first-priority pledge of the acquired Shares and Notes, as well as by a first-priority pledge of the capital stock of Temple-Inland Acquisition Corporation. Additionally, up to $250,000,000 of the facility is (1) secured by a first-priority lien on certain assets of Temple-Inland Forest Products Corporation and (2) guaranteed by Temple-Inland Forest Products Corporation. The stated interest rate for the credit facility is LIBOR (as defined in the Credit Agreement) plus 132.5 basis points, with an effective rate of LIBOR plus 200 basis points.

Under the terms of the Merger Agreement among the parties, Temple-Inland will complete its acquisition of Gaylord through adoption and approval of the Merger Agreement and the Merger by the affirmative vote of the holders of 66-2/3% of the Shares outstanding and entitled to vote at a Special Meeting. Because Temple-Inland owns a sufficient number of Shares to ensure adoption and approval of the Merger Agreement and the Merger at the Special Meeting and will vote all its shares in favor of adoption and approval, the affirmative vote of no other stockholder



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will be required to effect the Merger. Accordingly, Gaylord has determined not to solicit proxies from its stockholders, but will provide an Information Statement to each stockholder. Upon an affirmative vote for the Merger at the Special Meeting and the filing of a Certificate of Merger under Delaware law, the remaining Shares will be converted into the right to receive $1.17 net per share in cash. The filing of the Certificate of Merger is expected to be completed within a few days following the Special Meeting.

STRATEGY

Gaylord is primarily engaged in the manufacture and sale of corrugated containers and multiwall and retail paper bags. The operations of Gaylord, which will be integrated into Temple-Inland's paper group, consist of two containerboard mills, one unbleached kraft paper mill, 18 converting facilities, two multiwall bag plants, and five retail bag plants.

The acquisition of Gaylord will further Temple-Inland's strategy to build a high-performance, fully-integrated corrugated packaging business. Temple-Inland believes the acquisition will:

     o   increase market share and further market consolidation,

     o   increase revenues and modify customer mix,

     o   extend market reach and improve operating efficiency,

     o   provide opportunities for significant synergies, and

     o provide opportunities for capacity rationalization and asset dispositions.


MARKET SHARE AND INDUSTRY CONSOLIDATION

The combination of Temple-Inland and Gaylord's corrugated packaging businesses will create the third-largest U.S. manufacturer in the corrugated packaging industry, with an approximate 12 percent market share. This acquisition will also further consolidate the industry, increasing the market share of the top five producers of corrugated packaging, which including this combination, has increased from approximately 45 percent in 1993 to approximately 72 percent in 2002.

REVENUES AND CUSTOMER MIX

The combination of Gaylord and Temple-Inland will increase the revenues of Temple-Inland's paper operation from $2.1 billion to approximately $3.0 billion. In addition, the acquisition of Gaylord will modify Temple-Inland's customer base, increasing the portion of more value-added, higher-margin local business as a percentage of total revenues.



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MARKET REACH AND OPERATING EFFICIENCY

Gaylord's facilities include two containerboard mills and 18 converting plants. With the acquisition of Gaylord, Temple-Inland will have seven containerboard mills and 78 converting facilities. Gaylord's two containerboard mills are high-quality, low-cost mills that will improve the operating efficiency of Temple-Inland's mill system through lower freight costs and trim advantages. The addition of Gaylord's converting facilities strengthens Temple-Inland's presence in existing markets, extends its reach into new geographic markets and increases scale to better serve national account customers.

SIGNIFICANT SYNERGIES

Temple-Inland believes the combination with Gaylord will lead to significant synergy and cost reduction opportunities within two years of the acquisition. These synergies will be realized primarily through reduction of selling, general and administrative expenses and improvement in mill system, packaging and logistics.

CAPACITY RATIONALIZATION AND ASSET DISPOSITION

The combination of Gaylord and Temple-Inland will allow Temple-Inland the opportunity to review its entire mill system and consider various rationalization opportunities. Depending on the outcome of the review and the resulting action, Temple-Inland's level of integration could increase. Temple-Inland also intends to divest several non-strategic Gaylord assets, beginning with the retail bag business. Other assets to be divested are being identified by Temple-Inland, and it is currently anticipated that such sales will occur during 2002 and 2003.

FINANCIAL STRUCTURE

Temple-Inland has historically maintained a debt to total capitalization ratio in the range of 40%-45%. In order to preserve future financial flexibility, going forward Temple-Inland intends to target debt to total capitalization in the 35%-40% range. Temple-Inland anticipates that amounts borrowed under the Credit Agreement will be repaid with the proceeds from equity or equity-linked and longer-term debt financings, as well as the sale of certain non-core assets of Gaylord. While the actual types and amounts of these financings will depend on future market conditions, it is Temple-Inland's current intent that these financings will be consistent with Temple-Inland's targeted capitalization and credit position. THE FOREGOING DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The actual results achieved by Temple-Inland may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Temple-Inland and its subsidiaries; competitive actions by other companies; changes in laws or regulations; the accuracy of certain judgments and estimates concerning the integration of Gaylord into the operations of Temple-Inland; and other factors, many of which are beyond the control of Temple-Inland and its subsidiaries.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

The following financial statements, pro forma financial information, and exhibits, as required by Item 601 of Regulation S-K, are filed with or incorporated by reference into this Current Report on Form 8-K:

a) Financial Statements of Business Acquired.

     1. The audited consolidated financial statements of Gaylord Container Corporation as of September 30, 2001, and for the year then ended are incorporated by reference to Gaylord's Annual Report on Form 10-K for the year ended September 30, 2001.

     2. The unaudited consolidated financial statements of Gaylord Container Corporation as of December 31, 2001, and for the three months then ended are incorporated by reference to Gaylord's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001.

b) Pro Forma Financial Information.

Unaudited pro forma combined balance sheet as of December 29, 2001, and unaudited pro forma combined income statement for the year ended December 29, 2001, are set forth in Exhibit 99.1 to the Current Report on Form 8-K.

c) Exhibits

EXHIBIT
  NO.           DESCRIPTION

10.1     -    Credit Agreement, dated as of March 1, 2002, between Temple-Inland
              Inc., a Delaware corporation, and Citibank, N.A., as administrative agent and as collateral agent.

23.1     -    Consent of Deloitte & Touche LLP

99.1     -    Unaudited Pro Forma Combined Financial Statements of Temple-Inland
              Inc. for the year ended December 29, 2001



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        TEMPLE-INLAND INC.


                                       By:/s/ M. Richard Warner
                                          ------------------------------------
                                            Name:  M. Richard Warner
                                            Title: Vice President and Chief
                                            Administrative Officer

Dated: March 8, 2002



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                                  EXHIBIT INDEX


     EXHIBIT
       NO.         DESCRIPTION                                                                            PAGE
     -------       -----------                                                                            ----

      10.1         Credit Agreement, dated as of March 1, 2002, between Temple-Inland Inc., a              8
                   Delaware corporation, and Citibank, N.A., as administrative agent and as collateral agent.

      23.1         Consent of Deloitte & Touche LLP                                                       61

      99.1         Unaudited Pro Forma Combined Financial Statements of Temple-Inland Inc. for            62
                   the year ended December 29, 2001
